ARTICLES OF INCORPORATION

State Form 4159 (R9 / 9-93)
Approved by State Board of Accounts 1992

199610136 7

Provided by: JOSEPH H. HOGSETT
Secretary of State
Corporations Division
302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576
Indiana Code 23-1-21-2
FILING FEE: $90.00

APPROVED AND FILED

IND. SECRETARY OF STATE

INSTRUCTIONS: Use 8 1/2 x 11 inch white paper for inserts.
Filing requirements - present original and one copy to the address in the upper right corner of this form.

ARTICLES OF INCORPORATION

Indicate the appropriate act

The undersigned, desiring to form a corporation (herein after referred to as "Corporation") pursuant to the provisions of:

☒ Indiana Business Corporation Law ☐ Indiana Professional Corporation Act 1983

As amended, executes the following Articles of Incorporation:

ARTICLE I - NAME

Name of Corporation
Indiana Harbor Coke Corporation

(the name must contain the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation of one of these words.)

ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent
C T CORPORATION SYSTEM

Address of Registered Office (street or building)	City		ZIP code
ONE NORTH CAPITOL AVENUE	INDIANAPOLIS	Indiana	46204

Principal Office: The post office address of the principal office of the Corporation is:

Post office address	City	State	ZIP code
Foulkstone Plaza, 1401 Foulk Rd., Suite 105	Wilmington	DE	19807

ARTICLE III - AUTHORIZED SHARES

Number of shares: 1,000 common at $1.00 par value.

If there is more than one class of shares, shares with rights and preferences, list such information on "Exhibit A."

ARTICLE IV - INCORPORATORS

(the name(s) and address(es) of the incorporators of the corporation)

NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE
Ann J. Williams	1635 Market Street	Philadelphia	PA	19103
Maria C. McMenamin	1635 Market Street	Philadelphia	PA	19103

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true,

this 23rd day of October, 19 96.

Signature	Printed name
/s/ Ann J. Williams	Ann J. Williams
/s/ Maria C. McMenamino	Maria C. McMenamin

This instrument was prepared by: (name)
C T Corporation System

Address (number, street, city and state)	ZIP code
1635 Market Street, Philadelphia, Pennsylvania	19103

(IND. - 921 - 2/4/94)